UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)		02140 (Zip Code)
(Registrant’s telephone number, including area code): (617) 876-8191
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Genocea Biosciences, Inc. (the “Company”) and Hercules Capital, Inc., a Maryland corporation (“Hercules”), had entered into the Loan and Security Agreement, dated as of November 20, 2014, amended by the First
Amendment to Loan and Security Agreement dated as of December 17, 2015, and further amended by the Second Amendment to Loan and Security Agreement dated as of January 22, 2018 (the “Original Loan”). The parties to the Original Loan agreed to refinance the Original Loan.

On April 24, 2018 (the “Closing Date”), the Company entered into a term loan facility of $14,000,000 (the “Term Loan”) with Hercules, the proceeds of which will be used to refinance the Original Loan and for working capital and general corporate purposes. The Term Loan is governed by the Amended and Restated Loan and Security Agreement, dated April 24, 2018 (the “Loan Agreement”), which provides for the Term Loan to be funded on the Closing Date.

The Term Loan will mature on May 1, 2021. The advance accrues interest at a floating per annum rate equal to the greater of (i) 7.75% or (ii) the sum of 7.75% plus the prime rate minus 5.0%. The Term Loan provides for interest-only payments until June 1, 2019, which may be extended to December 1, 2019 if certain performance milestones are achieved before May 31, 2019 and no event of default has occurred or is continuing. Interest only payments may be further extended to June 1, 2020 if certain additional performance milestones are achieved before November 30, 2019. Thereafter, amortization payments will be payable monthly in equal installments of principal and interest (subject to recalculation upon a change in prime rates) upon expiration of the interest only period through maturity. The advance may be prepaid in whole or in part upon seven business days’ prior written notice to Hercules, subject to a prepayment charge of 3.0%, if such advance is prepaid in any of the first twelve (12) months following the Closing Date, 2.0%, if such advance is prepaid after twelve (12) months following the Closing Date but on or prior to twenty four (24) months following the Closing Date, and 1.0% thereafter. Amounts outstanding during an event of default shall be payable on demand and shall accrue interest at an additional rate of 5.0% per annum of the past due amount outstanding.

The Term Loan is secured by a lien on substantially all of the assets of the Company, other than intellectual property, provided that such lien on substantially all assets includes any rights to payments and proceeds from the sale, licensing or disposition of intellectual property.

The Loan Agreement contains customary covenants and representations, including a financial reporting covenant and limitations on dividends, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, and subsidiaries. There are no financial covenants.

The events of default under the Loan Agreement include, without limitation, and subject to customary grace periods, (1) the Company’s failure to make any payments of principal or interest under the Loan Agreement or other loan documents, (2) the Company’s breach or default in the performance of any covenant under the Loan Agreement, (3) the occurrence of an event that would reasonably be expected to have a material adverse effect, (4) the Company making a false or misleading representation or warranty in any material respect, (5) the Company’s insolvency or bankruptcy, (6) any attachment or judgment on the Company’s assets of at least $100,000, or (7) the occurrence of any material default under any agreement or obligation of the Company involving indebtedness in excess of $100,000. If an event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality. Hercules has indemnification rights and the right to assign the Term Loan.

In connection with the Loan Agreement, the Company issued to Hercules a warrant, dated April 24, 2018 (the “Warrant”) to purchase shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”). The Warrant is exercisable for 329,411 shares of the Company’s Common Stock with an exercise price of $0.85. The exercise price and the number of shares are subject to adjustment upon a merger event, reclassification of the shares of Common Stock, subdivision or combination of the shares of Common Stock or certain dividends payments. The Warrant is exercisable until the fifth anniversary of the Closing Date and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect.

In connection with the Loan Agreement, on April 24, 2018, the Company also entered into an amendment to the equity rights letter agreement, dated November 20, 2014 (the “Amended Equity Rights Letter Agreement”). Pursuant to the Amended Equity Rights Letter Agreement, the Company had already issued to Hercules 223,463 shares (the “Shares”) of the Company’s Common Stock for an aggregate purchase price of approximately $2.0 million on November 20, 2014 at a price per share equal to the closing price of the Company’s Common Stock as reported on The NASDAQ Global Market on November 19, 2014 (the “Initial Equity Investment”). The Shares were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the Shares will be subject to resale limitations and may be resold only pursuant to an effective registration statement or an exemption from registration.

Additionally, under the Amended Equity Rights Letter Agreement, Hercules has the right to participate, in its discretion, in any one or more subsequent equity financings broadly marketed to multiple accredited investors in a private placement for financing purposes of up to a total of $2.0 million on the same terms and conditions as purchases by the other investors in each subsequent equity financing. The Amended Equity Rights Letter Agreement, and all rights and obligations thereunder, will terminate upon the earlier of (1) such time when Hercules has purchased $2.0 million of subsequent equity financing securities in the aggregate and (2) the later of (a) the repayment of all indebtedness under the Loan Agreement and (b) the expiration or termination of the exercise period for the Warrant.

The foregoing description of the Warrant and Amended Equity Rights Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant and the Amended Equity Rights Letter Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Form 8-K and are incorporated herein by reference. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Term Loan set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrant and the Initial Equity Investment set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued to Hercules both the Warrant and the Shares purchased by Hercules in the Initial Equity Investment in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by Hercules, including the representations with respect to Hercules’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules’ investment intent.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant Agreement between Genocea Biosciences, Inc. and Hercules Capital, Inc., dated April 24, 2018
10.1	Amendment to Equity Rights Letter Agreement between Genocea Biosciences, Inc. and Hercules Capital, Inc., dated November 20, 2014, as amended on April 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ WILLIAM CLARK
William Clark
President and Chief Executive Officer

Date: April 30, 2018

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